August 14, 2007
Page 6

                                                                    EXHIBIT 99.1
                                                                    ------------



[EPICEPT CORPORATION LOGO]


CONTACTS

EPICEPT CORPORATION:                                         INVESTORS:
Robert W. Cook                                               LIPPERT/HEILSHORN &
(914) 606-3500                                               ASSOCIATES
rcook@epicept.com                                            Kim Sutton Golodetz
------------------
                                                             (212) 838-3777
MEDIA:                                                       kgolodetz@lhai.com
FEINSTEIN KEAN HEALTHCARE                                    ------------------
Greg Kelley                                                  or
(617) 577-8110                                               Bruce Voss
gregory.kelley@fkhealth.com                                  (310) 691-7100
                                                             bvoss@lhai.com
                                                             --------------


                 EPICEPT CORPORATION REPORTS SECOND QUARTER 2007
                         OPERATING AND FINANCIAL RESULTS

               PROGRESS CONTINUES WITH HIGH POTENTIAL ONCOLOGY AND
                   PAIN MANAGEMENT PROGRAMS IN SECOND QUARTER


TARRYTOWN, N.Y. - (AUGUST 14, 2007) - EpiCept Corporation (Nasdaq and OMX Nordic
Exchange: EPCT) today announced operating and financial results for the second quarter and six months ended June 30, 2007. For the second quarter of 2007, EpiCept reported a net loss attributable to common stockholders of $7.0 million, or $.22 per basic and diluted share, compared to $7.3 million, or $.30 per basic and diluted share, for the first three months ended June 30, 2006. For the six months ended June 30, 2007, EpiCept reported a net loss attributable to common stockholders of $14.7 million, or $.45 per basic and diluted share, compared to $63.9 million, or $2.76 per basic and diluted share, for the six months ended June 30, 2006. On June 29, 2007, EpiCept announced that it had entered into a definitive agreement with institutional investors to raise $10.0 million in gross proceeds through the sale of EpiCept common stock and warrants. The financing closed in early July. EpiCept's estimated cash at the end of the second quarter was $9.7 million after consideration of the proceeds of the financing less applicable fees and expenses. Shares outstanding as of June 30, 2007 amounted to 32,426,409.

"We continue to make steady progress towards advancing our balanced pipeline of cancer and pain programs and achieving the key milestones that we believe will bring long-term value to our investors," stated Jack Talley, President and Chief Executive Officer. "As we continue to work to advance Ceplene towards approval in Europe, significant accomplishments have also been achieved with both our earlier stage cancer compounds and our promising pain programs. During the second quarter, this included the acceleration of a Phase I trial for EPC2407; the initiation of two clinical studies for EpiCept NP-1; as well as the announcement of a new Phase III study of EpiCept NP-1 for the treatment of chemotherapy induced peripheral neuropathy. This study will be conducted under the direction of the National Cancer Institute-funded Community Clinical Oncology Program. We are pleased with the progress we have achieved to date in 2007 and are excited to continue our diligent pursuit of important value driving milestones."


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August 14, 2007
Page 2


EpiCept will provide an update on recent progress made with several of its key product candidates during a conference call on August 14, 2007:

      >> Ceplene(TM) - a registration-stage compound for the treatment of Acute Myeloid Leukemia (AML), the most common type of leukemia in adults, currently undergoing regulatory review by the European Medicines Agency for the Evaluation of Medicinal Products (EMEA). EpiCept is now preparing its responses to the "Day 120" list of questions from the EMEA and expects to submit its responses and meet with regulators in September 2007.
      >> EpiCept NP-1 - a prescription topical analgesic cream designed to provide long-term relief from the pain of peripheral neuropathies, which affect more than 15 million people in the U.S. Two Phase IIb trials for NP-1 are currently underway, one in diabetic peripheral neuropathy (DPN) and the second in peripheral herpetic neuropathy
            (PHN). The Company expects to be able to share preliminary results from the DPN trial by the fourth quarter of 2007, with preliminary results from the PHN trial expected in the first quarter of 2008. On July 23, 2007, EpiCept announced that the National Cancer Institute
            (NCI)-funded Community Clinical Oncology Program (CCOP) will conduct a Phase III study of NP-1 in chemotherapy induced peripheral neuropathy (CPN) at approximately 25 U.S. sites. The trial is expected to be initiated before the end of the third quarter of 2007.
      >> EPC2407 - a vascular disruption agent (VDA) that also has potent direct apoptotic activity on cancer cells. EpiCept recently announced the acceleration of the Phase I trial for EPC2407, resulting from the addition of a third U.S. cancer center at which the trial will be conducted. Completion of the trial is now expected to occur ahead of schedule, with trial results anticipated in 2007. EpiCept expects to initiate a second Phase I efficacy trial as a combination therapy following the outcome of the mono-therapy trial.

Additionally, an update will be provided on the following partnered product:

      >> Azixa(TM) - a compound discovered by EpiCept and licensed to Myriad Genetics, Inc. as part of an exclusive, worldwide development and commercialization agreement. In the June 15, 2007 edition of Cancer Research, a journal published by the American Association of Cancer Research (AACR), study results were published that demonstrate that Azixa is effective in treating multiple types of human tumors in animal models, reveal a mechanism by which Azixa, also known as MPC-6827, exerts its effects, and show that MPC-6827 is not affected by cellular proteins known to be involved in cancer drug resistance. Myriad has announced it will conduct two Phase II human clinical trials of Azixa, one in patients with primary brain cancer and the other in melanoma that has spread to the brain. EpiCept will receive a milestone payment from Myriad upon the dosing of the first patient in either of these Phase II trials.


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August 14, 2007
Page 3


FINANCIAL AND OPERATING HIGHLIGHTS

GENERAL AND ADMINISTRATIVE (G&A) EXPENSE

The Company's G&A expense decreased by $0.2 million from $3.6 million for the three months ended June 30, 2006 to $3.4 million for the second quarter of 2007. The decrease was primarily attributable to lower premises, legal, and insurance expenses for the three months ended June 30, 2007 as compared to the same period in 2006.

G&A expense decreased by $2.7 million from $9.3 million for the six months ended June 30, 2006 to $6.6 million for the six months ended June 30, 2007. The decrease was primarily attributable to lower stock-based compensation charges, premises, legal, and insurance expenses for the six months ended June 30, 2007 as compared to the same period in 2006.

RESEARCH AND DEVELOPMENT (R&D) EXPENSE

R&D expense decreased by $0.9 million, from $4.2 million for the three months ended June 30, 2006 to $3.3 million for the three months ended June 30, 2007. During the second quarter of 2007, EpiCept's clinical activity increased as the Company proceeded with two clinical trials of NP-1, which commenced in April, and continued its Phase I clinical trial of EPC2407. Consulting expenses also increased as EpiCept reviewed the Day 80 report and the Day 120 List of Questions related to the Ceplene MAA and commenced preparation of its response to the EMEA. During the second quarter of 2006, our research and development efforts concentrated on preparing EPC2407 for an IND filing and commencement of clinical trials, the continuation of our Phase III clinical trial for LidoPAIN SP, and preparation of Ceplene MAA filing with the EMEA. Depreciation and premises expenses declined by $0.4 million in the second quarter of 2007 compared to 2006. For the six months ended June 30, 2007, R&D expenses decreased by $0.9 million from $7.9 million for the six months ended June 30, 2006 to $7.0 million for the six months ended June 30, 2007.

RESULTS OF PRIVATE PLACEMENT

On June 29, 2007, EpiCept announced that it had entered into definitive agreements with institutional investors to raise $10 million in gross proceeds through the sale of EpiCept common stock and warrants. In connection with the private placement, EpiCept issued approximately 5.1 million shares of common stock at $1.95 per share and five-year warrants to purchase up to approximately
2.56 million shares of common stock at an exercise price of $2.93 per share. The warrants will not become exercisable until six months after the closing. Shares outstanding after the private placement amounted to 37,554,626.

CONFERENCE CALL INFORMATION
To participate in the live call to be held on Tuesday, August 14 2007 at 8:30 a.m. EDT, please dial (888)802-7346 from the U.S. or Canada or (973) 582-2785 from international locations (please reference access code 9106229). The conference call will also be broadcast live on the Internet and may be accessed at http://www.epicept.com. The webcast will be archived for 90 days.

A telephone replay of the call will be available for seven days by dialing (877) 519-4471 from the U.S. and Canada or (973) 341-3080 from international locations (please reference reservation number 9106229).

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August 14, 2007
Page 4


ABOUT EPICEPT CORPORATION
EpiCept is focused on unmet needs in the treatment of pain and cancer. EpiCept has a staged portfolio of pharmaceutical product candidates with several pain therapies in late-stage clinical trials, and a lead oncology compound (for acute myeloid leukemia, or AML) with demonstrated efficacy in a Phase III trial; a marketing authorization application for this compound has been submitted in Europe. EpiCept is based in Tarrytown, N.Y., and its research and development team in San Diego is pursuing a drug discovery program focused on novel approaches to apoptosis.

FORWARD-LOOKING STATEMENTS
This news release and any oral statements made with respect to the information contained in this news release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements which express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on EpiCept's current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include: the risk that Ceplene will not receive regulatory approval or marketing authorization in the EU or that Ceplene, if approved, will not achieve significant commercial success, the risk that Myriad's development of Azixa will not be successful, the risk that Azixa will not receive regulatory approval or achieve significant commercial success, the risk that we will not receive any significant payments under our agreement with Myriad, the risk that the development of our other apoptosis product candidates will not be successful, the risk that our ASAP technology will not yield any successful product candidates, the risk that clinical trials for NP-1 will not be successful, that NP-1 will not receive regulatory approval or achieve significant commercial success, the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later stage clinical trials, the risk that EpiCept will not obtain approval to market any of its product candidates, the risks associated with reliance on additional outside financing to meet its capital requirements, the risks associated with dependence upon key personnel, the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; competition; litigation; risks associated with prior material weaknesses in our internal controls; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in EpiCept's periodic reports, including its reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in EpiCept's filings which are available at www.sec.gov or at www.epicept.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors.

*Azixa is a registered trademark of Myriad Genetics, Inc.


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August 14, 2007
Page 5


SELECTED FINANCIAL INFORMATION FOLLOWS:

EPICEPT CORPORATION AND SUBSIDIARIES
(UNAUDITED)
SELECTED CONSOLIDATED BALANCE SHEET DATA
                                                          JUNE 30,  DECEMBER 31,
                                                            2007          2006
                                                              (IN $000s)

Cash and cash equivalents                                $  1,885 (1)  $ 14,097
Property and equipment, net                                   954         1,316

Total assets                                             $  5,425      $ 18,426

Accounts payable and other accrued
liabilities                                              $  7,483      $  5,925
Deferred Revenue                                            6,887         7,121
Notes and loans payable                                    11,185        12,805
Total stockholders' deficit                               (21,286)       (9,373)

Total liabilities and stockholders' deficit              $  5,425      $ 18,426


EPICEPT CORPORATION AND SUBSIDIARIES
(UNAUDITED)
SELECTED CONSOLIDATED STATEMENT OF OPERATIONS DATA
(IN $000S EXCEPT SHARE AND PER SHARE DATA)

                                FOR THREE MONTHS ENDED           FOR SIX MONTHS ENDED
                             ----------------------------    ----------------------------
                               JUNE 30,        JUNE 30,        JUNE 30,        JUNE 30,
                                 2007            2006            2007            2006
                             ------------    ------------    ------------    ------------
REVENUE                      $        100    $        218    $        259    $        513
                             ------------    ------------    ------------    ------------
OPERATING EXPENSES:
General and
 administrative                     3,354           3,588           6,648           9,279
Research and development            3,280           4,221           7,012           7,903
Acquired in-process
 research and
 development                         --              (266)           --            33,448
                             ------------    ------------    ------------    ------------
     Total operating
 expenses                           6,634           7,543          13,660          50,630
                             ------------    ------------    ------------    ------------
     Loss from
 operations                        (6,534)         (7,325)        (13,401)        (50,117)
                             ------------    ------------    ------------    ------------
OTHER INCOME (EXPENSE):
Interest income                        18             103              64             204
Miscellaneous income                 --                50            --                50
Foreign exchange gain                  63              85             108              94
Interest expense                     (591)           (234)         (1,207)         (5,171)
Change in value of
 warrants and
 derivatives                         --              --              (278)             (7)
                             ------------    ------------    ------------    ------------
   Other income
    (expense), net                   (510)              4          (1,313)         (4,830)
                             ------------    ------------    ------------    ------------
NET LOSS BEFORE INCOME
 TAXES                             (7,044)         (7,321)        (14,714)        (54,947)

Income taxes                         --              --                (4)           --
                             ------------    ------------    ------------    ------------
NET LOSS                     $     (7,044)   $     (7,321)   $    (14,718)   $    (54,947)
Deemed dividends and
 redeemable convertible
 preferred stock dividends           --              --              --            (8,964)
                             ------------    ------------    ------------    ------------
NET LOSS                     $     (7,044)   $     (7,321)   $    (14,718)   $    (63,911)
Basic and diluted loss
 per common share            $      (0.22)   $      (0.30)   $      (0.45)   $      (2.76)
                             ============    ============    ============    ============
Weighted average common
 shares outstanding            32,404,185      24,525,026      32,399,800      23,180,927
                             ============    ============    ============    ============


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August 14, 2007
Page 6


EPICEPT CORPORATION AND SUBSIDIARIES
(UNAUDITED)
SELECTED CONSOLIDATED STATEMENTS OF CASH
FLOWS

                                                          FOR SIX MONTHS ENDED
                                                         JUNE 30,      JUNE 30,
                                                           2007          2006
                                                               (IN $000S)

Net cash used in operating activities                    $(10,546)     $(13,563)
Net cash (used in) provided by investing
activities                                                   (137)       10,453
Net cash (used in) provided by financing
activities                                                 (1,528)       10,015

Effect of exchange rate changes on cash                        (1)           20
                                                         --------      --------
Net (decrease) increase in cash and cash
equivalents                                               (12,212)        6,925
Cash and cash equivalents at beginning of
period                                                     14,097           403
                                                         --------      --------
Cash and cash equivalents at end of period               $  1,885 (1)  $  7,328
                                                         ========      ========


(1) EpiCept's estimated cash at the end of the second quarter was $9.7 million after consideration of the proceeds from the private placement less applicable fees and expenses.


                                    # # #

EPCT-GEN